                   FIRST METLIFE INVESTORS INSURANCE COMPANY

                                [200 Park Avenue

                              New York, NY  10166]

                      GUARANTEED WITHDRAWAL BENEFIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Effective Date shown on the Contract Schedule. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control, including but not limited to the Enhanced Dollar Cost Averaging (EDCA) Rider. This Rider's provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

                      GUARANTEED WITHDRAWAL BENEFIT (GWB)

For purposes of this Rider "you" refers to the Owner of the contract, or to the oldest Joint Owner, or to the Annuitant if the Owner is a non-natural person.

This Rider guarantees that the total payments that you or your Beneficiary will receive from the Contract over time will at least equal the Total Guaranteed Withdrawal Amount (defined below), provided that withdrawals from your Contract do not exceed the Annual Benefit Payment (defined below) each Contract Year. Under this Rider, your Purchase Payment allocations and all transfers, and reallocations of your Account Value must meet the following allocation limits applicable to the Subaccounts and other accounts included by rider as set forth in the section on Allocation, Transfer and Rebalancing below.

DEFINITIONS        For the purposes of the Rider, the term "Effective Date" is defined to mean the date this Rider is issued and made an effective part of your Contract. The Effective Date must be on the Issue Date or on a Contract Anniversary.

RESTRICTIONS ON    While this rider is in force, we will reject any Purchase
PURCHASE           Payments made after the GWB Purchase Payment Period
PAYMENTS           described on the Contract Schedule, except as follows: We
                   will permit you to make a subsequent Purchase Payment when either of the following conditions apply to your contract:
                   (a) your Account Value is below the Minimum Account Value, shown on the Contract Schedule or (b) the GWB rider charge is greater than your Account Value.

TOTAL GUARANTEED   The Total Guaranteed Withdrawal Amount is defined as the
WITHDRAWAL         minimum amount that you or your Beneficiary are guaranteed
AMOUNT             to receive from the Contract over time, provided that
                   withdrawals from your Contract do not exceed the Annual
                   Benefit Payment (defined below) each Contract Year.

                   The Total Guaranteed Withdrawal Amount is also the amount to which the GWB Fee Rate, as shown on the Contract Schedule, is applied.

                   Your initial Total Guaranteed Withdrawal Amount, as of the Effective Date, is equal to your Account Value. If the Effective Date is the same as the Issue Date, we set this value equal to your initial Purchase Payment.

                   Effect of Additional Purchase Payments
                   --------------------------------------

                   The Total Guaranteed Withdrawal Amount will be increased by the amount of each Purchase Payment made, at the time each Purchase Payment is made. However, the Total Guaranteed Withdrawal Amount may not be increased above the Maximum Benefit Amount specified on the Contract Schedule.

                   Effect of Withdrawals
                   ---------------------

                   The Total Guaranteed Withdrawal Amount will not be reduced for withdrawals if such withdrawals do not exceed the Annual Benefit Payment in any Contract Year.

                   If a withdrawal results in cumulative withdrawals for the current Contract Year exceeding the Annual Benefit Payment, the Total Guaranteed Withdrawal Amount will be reduced proportionately, at the time the withdrawal is made, by the Percentage Reduction in Account Value attributable to the withdrawal.

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                   We define the Percentage Reduction in Account Value
                   attributable to a withdrawal as the computation of dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Value attributable to a withdrawal we multiply that value by a factor equal to 1 minus the Percentage Reduction.

                   GWB Adjustment
                   --------------

                   The Total Guaranteed Withdrawal Amount will be increased by an amount at each GWB Adjustment Anniversary, if any, shown on the Contract Schedule if there have been no withdrawals. The amount of the increase will equal the GWB Adjustment Percentage shown on the Contract Schedule multiplied by the initial Purchase Payment. For purposes of this calculation, all Purchase Payments credited within 120 days of the Effective Date will be treated as if received on the Effective Date.

                   The Total Guaranteed Withdrawal Amount may also increase as a result of an Automatic Step-up (as described below).

REMAINING          The Remaining Guaranteed Withdrawal Amount is defined as the
GUARANTEED         remaining amount that you or your Beneficiary are guaranteed
WITHDRAWAL         to receive from the Contract over time.
AMOUNT

                   Your initial Remaining Guaranteed Withdrawal Amount, as of the Effective Date, is equal to the initial Total Guaranteed Withdrawal Amount.

                   Effect of Additional Purchase Payments
                   --------------------------------------

                   The Remaining Guaranteed Withdrawal Amount will be increased by the amount of each Purchase Payment made, at the time each Purchase Payment is made. However, the Remaining Guaranteed Withdrawal Amount may not be increased above the Maximum Benefit Amount as shown on the Contract Schedule.

                   Effect of Withdrawals
                   ---------------------

                   The Remaining Guaranteed Withdrawal Amount will be decreased by the amount of each withdrawal for withdrawals that are less than or equal to the Annual Benefit Payment.

                   If a withdrawal results in cumulative withdrawals for the current Contract Year exceeding the Annual Benefit Payment, the Remaining Guaranteed Withdrawal Amount will be reduced proportionately, at the time the withdrawal is made by the Percentage Reduction in Account Value attributable to the withdrawal.

                   We define the Percentage Reduction in Account Value attributable to a withdrawal as the computation of dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Value attributable to a withdrawal we multiply that value by a factor equal to 1 minus the Percentage Reduction

                   GWB Adjustment
                   --------------

                   The Remaining Guaranteed Withdrawal Amount will be increased by an amount at each GWB Adjustment Anniversary, if applicable shown on the Contract Schedule if there have been no withdrawals. The amount of the increase will equal the GWB Adjustment Percentage shown on the Contract Schedule multiplied by the initial Purchase Payment. For purposes of this calculation, all Purchase Payments credited within 120 days of the Effective Date will be treated as if received on the Effective Date.

                   The Remaining Guaranteed Withdrawal Amount may also be increased as a result of an Automatic Step-up (as described below).

ANNUAL BENEFIT     The Annual Benefit Payment is defined as the maximum amount
PAYMENT            that may be withdrawn in any Contract Year without
                   potentially incurring a proportional reduction to the Total
                   Guaranteed Withdrawal Amount (as described above) and a proportional reduction to the Remaining Guaranteed
                   Withdrawal Amount (as described above).

                   Your Annual Benefit Payment at any time equals the GWB Withdrawal Rate shown on the Contract Schedule multiplied by the Total Guaranteed Withdrawal Amount.

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                   Each time the Total Guaranteed Withdrawal Amount is
                   increased or reduced as described above, the Annual Benefit Payment will be recalculated to equal the GWB Withdrawal Rate multiplied by the newly recalculated Total Guaranteed Withdrawal Amount.

                   If the Annual Benefit Payment is recalculated during the Contract Year the remaining Annual Benefit Payment for that Contract Year will be the recalculated Annual Benefit Payment less the withdrawals already taken during that Contract Year.

                   If Your Contract is a Qualified Distribution Program (See section below), your Annual Benefit Payment will be set equal to your Required Minimum Distribution Amount, if applicable, for that year, if greater.:

                   If you are enrolled in the Automated Required Minimum Distribution Service Amount and the Systematic Withdrawal Amount programs, and you do not take additional withdrawals outside of these two programs and your Remaining Annual Benefit Payment for that Contract Year is equal to zero, we will increase your Annual Benefit payment by the amount of the withdrawals that remain to be taken in that Contract Year under both programs.

QUALIFIED          For purposes of this Rider, Your Contract shall be a
DISTRIBUTION       Qualified Distribution Program if the Contract is subject to
PROGRAM            the requirements of Section 401(a)(9) of the Internal
                   Revenue Code of 1986, as may be subsequently amended (the
                   "Code") and the regulations thereunder or is owned by an individual retirement account that meets the requirements of
                   Section 408(a) of the Code or by a plan qualified under Sections 401(a) or 403(a) of the Code where the individual retirement account or plan is subject to the requirements of
                   Section 401(a)(9) of the Code and the regulations thereunder.

REQUIRED           For purposes of this Rider, the Required Minimum
MINIMUM            Distribution Amount is the greater of the previous and
DISTRIBUTION       current calendar year's required minimum distribution
AMOUNT:            amounts for the Qualified Distribution Program and
                   calculated by us under Section 401(a)(9) of the Code and the regulations thereunder. The Required Minimum Distribution
                   Amount relates solely to this Contract and without regard to minimum required distributions for any other funding vehicle or the amount determined by our automatic distribution service. Withdrawals from the Contract intended to satisfy
                   Section 72(t) of the Code or made from other non-qualified or Roth IRA contracts are not considered to be Required
                   Minimum Distribution Amounts.

AUTOMATED          For purposes of this Rider the Automated Required Minimum
REQUIRED           Distribution Service Amount is the amount withdrawn from
MINIMUM            your Contract automatically during the current Contract Year
DISTRIBUTION       when you enroll in our automatic distribution service to
SERVICE AMOUNT:    satisfy the required minimum distribution rules under
                   Section 401(a)(9) of the Code and the regulations thereunder. Our automatic minimum distribution service is based on information relating to this Contract only. We ignore all other account balances from other funding vehicles. Withdrawals from the Contract intended to satisfy
                   Section 72(t) of the Code or made from other non-qualified or Roth IRA contracts are not considered in the calculation.

SYSTEMATIC         For purposes of the Rider, this is the amount withdrawn
WITHDRAWAL         during the Contract Year under a Company sponsored optional
AMOUNT:            systematic withdrawal program, if any, where total
                   withdrawals under the Company sponsored systematic withdrawal program in the Contract Year do not exceed an amount equal to the Total Guaranteed Withdrawal Amount multiplied by the GWB Withdrawal Rate.

AUTOMATIC          On each Automatic Step-up Date shown on the Contract
STEP-UP            Schedule, a step-up will occur automatically provided that the Account Value exceeds the Total Guaranteed Withdrawal
                   Amount immediately before the step-up (after applying any GWB Adjustment, if applicable, occurring on such Contract
                   Anniversary), and provided that your Attained Age does not exceed the Maximum Automatic Step-up Age shown on the Contract Schedule.

                   The Automatic Step-up will:

                   (a) reset the Total Guaranteed Withdrawal Amount and the Remaining Guaranteed Withdrawal Amount to the Account Value on the date of the step-up, subject to the Maximum Benefit Amount specified on the Contract Schedule.

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                   (b)  reset the Annual Benefit Payment equal to the GWB
                        Withdrawal Rate multiplied by the Total Guaranteed Withdrawal Amount after the step-up, and

                   (c) reset the GWB Fee Rate to a rate we shall determine that does not exceed the GWB Maximum Fee Rate, as shown on the Contract Schedule, provided that this rate shall not exceed the rate currently applicable to the same rider available for new contract purchases at the time of Step-Up.

                   In the event that the GWB Fee Rate at the time of step-up exceeds your current GWB Fee Rate, you will be provided a minimum of 30 days advanced Notice of the applicable Automatic Step-up Date, and be informed that you may elect to decline the Automatic Step-up and increase in the GWB Fee Rate. If you elect to decline the Automatic Step-up, you must provide Notice no less than seven calendar days prior to the applicable Automatic Step-up Date. Once you notify us of your decision to decline the Automatic Step-up, you will no longer be eligible for future Automatic Step-ups until you provide Notice that you wish to reinstate Automatic Step-ups. This reinstatement will take effect at the next Automatic Step-up Date.

ALLOCATION,        While this Rider is in force, unless otherwise provided in
TRANSFER AND       the Contract Schedule, all allocations to or transfers among
REBALANCING        Subaccounts and any other accounts included by rider are
                   limited as follows:

                   Each Purchase Payment, or your Account Value on the Effective Date, must be allocated in accordance with either subsection (1) or (2) below:

                   1. You must allocate your Purchase Payments or your Account Value on the Effective Date and any transfers to the GWB Subaccounts and other accounts included by rider shown on the Contract Schedule.

                   2. You must allocate your Purchase Payments or your Account Value on the Effective Date in accordance with the following allocation requirements:

                        (a) A percentage, at least equal to the Platform 1 Minimum Percentage shown on the Contract Schedule, must be allocated to any combination of Subaccounts that we classify as Platform 1 Subaccounts, and other accounts included by rider, shown on the Contract Schedule;

                        (b)  A percentage, not to exceed the Platform 2
                             Maximum Percentage shown on the Contract Schedule, may be allocated to any combination of Subaccounts that we classify as Platform 2 Subaccounts, shown on the Contract Schedule;

                        (c)  A percentage, not to exceed the Platform 3
                             Maximum Percentage shown on the Contract Schedule, may be allocated to any combination of Subaccounts that we classify as Platform 3 Subaccounts, shown on the Contract Schedule; and

                        (d)  A percentage, not to exceed the Platform 4
                             Maximum Percentage shown on the Contract Schedule, may be allocated to any combination of Subaccounts that we classify as Platform 4 Subaccounts, shown on the Contract Schedule.

                   For subsection 2 above, If you chose to allocate a Purchase Payment to the EDCA Account, then the entire Purchase Payment must be allocated only to the EDCA Account. In addition, all transfers from an EDCA Account must be allocated to the same Subaccounts, and other accounts included by rider, as your most recent allocations for Purchase Payments, or your Account Value on the Effective Date.

                   For subsection 2 above, Your Account Value will be rebalanced on a quarterly basis based on your most recent Purchase Payment allocation among the Subaccounts or other accounts included by rider that complies with the allocation limitations described above. Rebalancing will also occur on the date when a subsequent Purchase Payment is received, if accompanied by new allocation instructions (in addition to the quarterly rebalancing). Quarterly rebalancing will first occur on the date that is three months from the Effective Date; provided however, rebalancing will be made on the 1st day of the following month if a quarterly rebalancing date occurs on the 29th, 30th or 31st of a month. Subsequent rebalancing will be made each quarter thereafter on the same day. In addition, if a quarterly rebalancing date is not a Business Day the reallocation will occur on the next Business Day. Withdrawals from the Contract will not result in rebalancing on the date of withdrawal.

                   You may change your Purchase Payment allocation instructions at any time upon Notice to us, provided that such instructions must comply with the allocation limits described above in subsections (1) and (2). If you provide new allocation instructions for Purchase Payments and if

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                   these instructions conform to the allocation limitations
                   described above, future Purchase Payment and EDCA Account transfer allocations and quarterly rebalancing will be made in accordance with the revised allocation instructions.

                   Any transfer request must result in an Account Value that meets the allocation limitations described above. Any transfer request will not cause your Purchase Payment allocation instructions to change unless a separate instruction is provided to us at the time of transfer.

                   The Company will determine whether a Subaccount or any other accounts included by rider is classified as Platform 1, Platform 2, Platform 3 or Platform 4. We may determine or change the classification of a Subaccount or any other accounts included by rider in the event a Subaccount or its underlying investment option or any other accounts included by rider is added, deleted, substituted, merged or otherwise reorganized. In that case, any change in classification will only take effect as to your Contract in the event you make a new Purchase Payment or request a transfer among Subaccounts and any other accounts included by rider. We will provide you with prior written notice of any changes in classification of Subaccounts or any other accounts included by rider.

GWB RIDER          On each Contract Anniversary, the GWB Rider Charge shall be
CHARGE             deducted from your Account Value. This charge is equal to
                   the GWB Fee Rate shown on the Contract Schedule multiplied by the Total Guaranteed Withdrawal Amount on such Contract
                   Anniversary (before applying any GWB Adjustment, and taking into account any Automatic Step-up occurring on such Contract Anniversary.)

                   The initial GWB Fee Rate is shown on the Contract Schedule. The GWB Fee Rate may only be changed as a result of an Automatic Step-up (see above).

                   If the GWB rider terminates (except for a termination due to death or cancellation), a pro rata portion of the GWB Rider Charge will be assessed based on the number of full months from the last Contract Anniversary to the date of termination.

                   The GWB Rider Charge will result in the cancellation of Accumulation Units from each applicable Subaccount (and/or reduction of any portion of the Account Value allocated to any other accounts included by Rider) in the ratio the portion of the Account Value in such Subaccount (and/or other account) bears to the total Account Value.

CANCELLATION/      You may elect to cancel this Rider by giving Notice to us,
GUARANTEED         in accordance with our administrative procedures, during the
PRINCIPAL          GWB Cancellation Window Periods, if any, specified on the
ADJUSTMENT         Contract Schedule. A cancellation during a GWB Cancellation
                   Window Period will take effect upon receipt of such Notice at our Administrative Office. If cancelled, this Rider will terminate and we will no longer deduct the GWB Rider Charge and the limitations relating to the GWB Subaccounts described in Purchase Payments and Allocation, Transfer and Rebalancing above will no longer apply.

                   If such cancellation election occurs after the Guaranteed Principal Adjustment Eligibility Date specified on the Contract Schedule and if (a) exceeds (b) as defined below, then upon cancellation, a Guaranteed Principal Adjustment equal to (a) - (b) will be added to the Account Value. The Guaranteed Principal Adjustment will be added to each applicable Subaccount and any other accounts included by rider in the ratio that the Account Value in such Subaccount or account bears to the total Account Value in all Subaccounts and any other accounts included by rider.

                   (a) is the Account Value on the Effective Date reduced proportionately by the Percentage Reduction in Account Value attributable to any partial withdrawals taken. If the Effective Date is the same as the Issue Date, this value is the Purchase Payments credited within 120 days of the Effective date reduced proportionately by the Percentage Reduction in Account Value attributable to any partial withdrawals taken

                   (b)  is the Account Value on the date of cancellation.

                   The Guaranteed Principal Adjustment will never be less than zero.

TERMINATION OF     The  GWB  Rider  will terminate upon the earliest of:
RIDER

                   (a)  The date you make a full withdrawal of your Account
                        Value;

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                   (b)  The date there are insufficient funds to deduct the
                        GWB Rider Charge from your Account Value;

                   (c) Death of the Owner or Joint Owner (or the Annuitant if the Owner is a non-natural person) unless the Contract is continued under the spousal continuation provisions of the Contract and the surviving spouse's attained age is less than the GWB Maximum Continuation Age, shown on the Contract Schedule;

                   (d)  The date you annuitize your Contract;

                   (e)  The effective date of the cancellation of the Rider;

                   (f) A change of the Owner or Joint Owner (or the Annuitant if the Owner is a non-natural person) subject to our administrative procedures;

                   (g) Termination of the Contract to which this Rider is attached; or

EFFECT OF RIDER    (a)  If the Rider terminates under subsection (a) or (b) of
TERMINATION             ------------------------------------------------------
                        the Termination of Rider section
                        --------------------------------

                   If the Account Value is reduced to zero because you make a full withdrawal that does not exceed your Annual Benefit Payment, or because there are insufficient funds to deduct the GWB Rider Charge from your Account Value, and your Remaining Guaranteed Withdrawal Amount after the withdrawal is greater than zero, we will make monthly payments to you until the Remaining Guaranteed Withdrawal Amount is depleted. These payments may be at any other frequency acceptable to you and us, but not less frequently than annually, and shall be equal in amount, except for the last payment which will be in an amount necessary to reduce the Remaining Guaranteed Withdrawal Amount to zero. Except to the extent required under federal income tax law, the total annual payment will not exceed the Annual Benefit Payment. If you die while these payments are being made, payments will continue to your Beneficiary until the Remaining Guaranteed Withdrawal Amount is reduced to zero.

                   Also, we will accelerate payments if needed in order to comply with the Internal Revenue Service ("IRS") minimum distribution requirements if this Rider is made part of a contract subject to the requirements of section 401(a)(9) of the Code and the regulations thereunder (including a Roth IRA annuity after the death of the Owner).

                  (b)   Rider Terminates Due to Death under subsection (c) of
                        -----------------------------------------------------
                        the Termination  of  Rider  section
                        -----------------------------------

                   If this Rider terminates as a result of your death, your Beneficiary may elect a GWB Death Benefit in lieu of all other death benefits provided by this Contract. The GWB Death Benefit will be to pay the Remaining Guaranteed Withdrawal Amount to your Beneficiary in monthly payments or at any frequency acceptable to your Beneficiary and us (but not less frequently than annually). Such installment payments shall be equal in amount, except for the last payment, which will be in an amount necessary to reduce the Remaining Guaranteed Withdrawal Benefit Amount to zero. Except to the extent required under federal income tax law, the total annual payment will not exceed the Annual Benefit Payment. If your Beneficiary dies while such payments are made, the payments will continue to the Beneficiary's estate unless such other designee has been agreed to by us in writing. Should your Beneficiary choose to take one of the other death benefits provided by this Contract, no benefit shall be payable under this Rider.

                   We may accelerate any payment that is less than $500. Also, we will accelerate payments if needed in order to comply with the Internal Revenue Service ("IRS") minimum distribution requirements if this Rider is made part of a contract subject to the requirements of section 401(a)(9) of the Code and the regulations thereunder (including a Roth IRA annuity after the death of the Owner). All other rights under your Contract will cease.

                   If this Rider is attached to a non-qualified annuity contract under federal income tax law, any death benefit hereunder must be paid out over a time period and in a manner that satisfies section 72(s) of the Code. If the Owner (or the Annuitant, where the Owner is not a natural person) dies prior to the "annuity starting date" (as defined under the Code and regulations thereunder), the period over which the GWB Death Benefit is paid cannot exceed the remaining life expectancy of the payee under the appropriate IRS tables. For purposes of the preceding sentence, if the payee is a non-natural person, the GWB Death Benefit must be paid out within 5 years from the date of death. Payments under the GWB Death Benefit must begin within 12 months following the date of the above referenced death.

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                   If this Rider terminates under subsection (d), (e), (f), or
                   (g) of the Termination of Rider section no further benefits will be payable under this Rider.

SPOUSAL            If a surviving spouse continues the Contract under the
CONTINUATION       Spousal Continuation provisions of the Contract, and this
                   Rider is in effect at the time of the continuation then, the same terms and conditions that applied to the Owner under this Rider will continue to apply to the surviving spouse.

                   If the Owner had taken a withdrawal prior to the Spousal Continuation then the GWB Withdrawal Rate will not be affected.

COMPLIANCE WITH    This Rider will be interpreted and administered in
TAX CODE           accordance with Code Section 72(s) if it is made part of a non-qualified annuity Contract; and in accordance with Code
                   Section 401(a)(9) (including Code Section 401(a)(9)(B)) and the regulations thereunder if made part of a qualified contract.

                   We may amend this Rider where necessary to comply with the Code (including, but not limited to Code Section 72(s) or Code Section 401(a)(9)).

EXAMPLES The purpose of examples 1 through 3 is to illustrate the operation of the GWB Rider when withdrawals are taken in excess of the Annual Benefit Payment.

                   EXAMPLE #1 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS LOWER THAN THE TOTAL GUARANTEED WITHDRAWAL AMOUNT AND THE REMAINING GUARANTEED WITHDRAWAL AMOUNT

                   Total Guaranteed Withdrawal Amount (TGWA)         [$10,000]

                   Remaining Guaranteed Withdrawal Amount (RGWA)     [$5,000]

                   Annual Benefit Payment (ABP)                      [$500]

                   Account Value (AV)                                [$4,000]

                   Withdrawal in year 11                             [$600]

                   AV after withdrawal                               [$3,400]

                   TGWA after withdrawal                             [$8,500]

                   RGWA after withdrawal                             [$4,250]

                   ABP after withdrawal                              [$425]

                   This is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = [$600] / [$4,000] = [15%]. Therefore the TGWA and the RGWA will reduce by [15%]. The TGWA will reduce from [$10,000] to [$8,500] ([$10,000] -
                   [$10,000][*15%]). The RGWA will reduce from [$5,000] to
                   [$4,250] ([$5,000] - [$5,000][*15%]). Since the TGWA is
                   reduced, the ABP after the withdrawal is equal to the GWB Withdrawal Rate multiplied by the TGWA after the withdrawal ([5%] x [$8,500] = [$425] a reduction of [$75] from the
                   [$500] ABP before the excess withdrawal).

                   The ABP of [$425] could be withdrawn each year for the next [10] years until the RGWA is reduced to [$0]. No additional income would be available under this rider.

                   EXAMPLE #2 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS HIGHER THAN THE TGWA:

                   This example assumes the withdrawal is made after the Automatic Step-up Date.

                   TGWA                                              [$10,000]

                   RGWA                                              [$5,000]

                   Annual Benefit Payment                            [$500]

                   AV                                                [$12,000]

                   Withdrawal in year 11                             [$600]

                   AV after withdrawal                               [$11,400]

                   TGWA after the withdrawal                         [$9,500]

                   RGWA after the withdrawal                         [$4,750]

                   ABP after withdrawal                              [$475]

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                   This is an excess withdrawal so the TGWA and RGWA are
                   reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = [$600] / [$12,000] = [5%]. Therefore the TGWA and the RGWA will reduce by [5%]. The TGWA will reduce from [$10,000] to [$9,500] ([$10,000] -
                   [$10,000][*5%]). The RGWA will reduce from [$5,000] to
                   [$4,750] ([$5,000] - [$5,000][*5%]). Since the TGWA is
                   reduced, the ABP after the withdrawal is equal to the GWB Withdrawal Rate multiplied by the TGWA after the withdrawal ([5%] x [$9,500] = [$475] a reduction of [$25] from the original $500 ABP before the excess withdrawal).

                   EXAMPLE #3 - EXCESS WITHDRAWAL AFTER A NON-EXCESS WITHDRAWAL WAS TAKEN IN THE SAME CONTRACT YEAR:

                   TGWA                                              [$10,000]

                   RGWA                                              [$5,000]

                   Annual Benefit Payment                            [$500]

                   AV                                                [$4,500]

                   First withdrawal in year 11                       [$500]

                   AV after first withdrawal                         [$4,000]

                   TGWA after the first withdrawal in year 11        [$10,000]

                   RGWA after the first withdrawal in year 11        [$4,500]

                   Second withdrawal in year 11                      [$500]

                   AV after second withdrawal                        [$3,500]

                   TGWA after the second withdrawal in year 11       [$8,750]

                   RGWA after the second withdrawal in year 11       [$3,937.50]

                   ABP after withdrawal                              [$437.50]

                   The first withdrawal in year 11 will reduce the RGWA from [$5,000] to [$4,500]. TGWA remains at [$10,000]. The second withdrawal in year 11 is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before second withdrawal = [$500] / [$4,000] = [12.5%]. Therefore, the TGWA and the
                   RGWA will reduce by [12.5%]. The TGWA will reduce from [$10,000] to [$8,750] ([$10,000] - [$10,000][* 12.5%]). The
                   RGWA will reduce from [$4,500] to [$3,937.50] ([$4,500] -
                   [$4,500][*12.5%]).

                   The ABP of [$437.50] could be withdrawn each year for the next 9 years until the RGWA is reduced to [$0]. No additional income would be available under this rider.

First MetLife Investors Insurance Company has caused this Rider to be signed by its Secretary.

                                     [
                                      Isaac Torres
                                                      ]
                                     [SECRETARY]

FMLI-690-5 (4/13)

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